Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MediciNova, Inc.

La Jolla, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 2023, relating to the consolidated financial statements of MediciNova, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022.

/s/ BDO USA, P.C.

San Diego, California
January 19, 2024